                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                          AMENDMENT NO. 1 TO FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) October 30, 1998




                              TRANSMONTAIGNE INC.
                     ____________________________________
             (Exact Name of Registrant as specified in its charter)


                                    DELAWARE
                     ____________________________________
                 (State or other jurisdiction of incorporation)

                        Commission File Number 001-11763

                          IRS Employer No. 06-1052062


                             370 SEVENTEENTH STREET
                                   SUITE 2750
                               DENVER, CO  80202
                        TELEPHONE NUMBER (303) 626-8200
                     ____________________________________
          (Address, including zip code of principal executive offices)

                                  303-626-8200
                     ____________________________________
              (Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by TransMontaigne Inc. ("TransMontaigne") on November 13, 1998 solely to add the financial statements of the business acquired, Louis Dreyfus Energy Corp. - Atlanta Division ("LDEC"), as required by Item 7(a), and the pro forma financial information required by Item 7(b).

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(A)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

Louis Dreyfus Energy Corp. - Atlanta Division
 Report of Independent Auditors......................................  4
 Balance Sheets, May 31, 1998 and 1997...............................  5
 Statements of Operations and Shareholder's Net Investment,
  Years Ended May 31, 1998, 1997 and 1996............................  6
 Statements of Cash Flows, Years Ended May 31, 1998, 1997 and 1996...  7
 Notes to Financial Statements, May 31, 1998.........................  8

Louis Dreyfus Energy Corp. - Atlanta Division
 Condensed Balance Sheets, August 31, 1998 and
  May 31, 1998 (Unaudited)........................................... 19
 Condensed Statements of Operations,
  Three Months ended August 31, 1998 and 1997 (Unaudited)............ 20
 Condensed Statements of Cash Flows,
  Three Months Ended August 31, 1998 and 1997 (Unaudited)............ 21
 Notes to Condensed Financial Statements (Unaudited)................. 22

(B)  CONDENSED COMBINED PRO FORMA FINANCIAL INFORMATION

Introduction......................................................... 24
Condensed Combined Pro Forma Balance Sheet,
 September 30, 1998 (Unaudited)...................................... 25
Condensed Combined Pro Forma Statement of Operations,
 Three Months Ended September 30, 1998 (Unaudited)................... 26
Condensed Combined Pro Forma Statement of Operations,
 Year Ended April 30, 1998 (Unaudited)............................... 27
Notes to Condensed Combined Pro Forma Financial
 Statements (Unaudited).............................................. 28

(C)  EXHIBITS

23.1 Consent of Ernst & Young LLP.................................... 30

                         Report of Independent Auditors

Board of Directors
Louis Dreyfus Energy Corp.

We have audited the accompanying balance sheets of Louis Dreyfus Energy Corp.-Atlanta Division as of May 31, 1998 and 1997, and the related statements of operations and shareholder's net investment and cash flows for each of the three years in the period ended May 31, 1998. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Louis Dreyfus Energy Corp.-Atlanta Division at May 31, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended May 31, 1998 in conformity with generally accepted accounting principles.

                                                       /s/ Ernst & Young LLP


Stamford, Connecticut
October 14, 1998

                 Louis Dreyfus Energy Corp.-Atlanta Division

                                Balance Sheets


                                                                                  MAY 31
                                                                       1998                    1997
                                                            -----------------------------------------------
                                                                               (In Thousands)
Assets
Current assets:
  Cash and cash equivalents                                            $  3,828                $  4,085
  Inventories                                                           197,825                  80,444
  Trade accounts receivable                                              76,937                  62,012
  Prepaid expenses and other                                              2,725                     273
                                                            -----------------------------------------------
Total current assets                                                    281,315                 146,814

Property, plant and equipment:
  Land                                                                    2,543                   2,492
  Petroleum terminals and equipment                                      34,959                  30,455
  Other plant and equipment                                               6,680                   5,343
  Construction in progress                                                4,637                   3,824
  Accumulated depreciation                                              (17,068)                (13,998)
                                                            -----------------------------------------------
  Property, plant and equipment - net                                    31,751                  28,116
                                                            -----------------------------------------------
Total assets                                                           $313,066                $174,930
                                                            ===============================================

Liabilities and shareholder's net investment
Current liabilities:
   Trade accounts payable                                              $ 50,915                $ 43,910
   Excise taxes payable                                                  29,309                   4,949
   Deferred income taxes                                                    110                      22
   Other accrued liabilities                                              7,595                   8,986
                                                            ----------------------------------------------
Total current liabilities                                                87,929                  57,867

Shareholder's net investment                                            225,137                 117,063
                                                            ----------------------------------------------

Total liabilities and shareholder's net investment                     $313,066                $174,930
                                                            ==============================================


See accompanying notes.

                 Louis Dreyfus Energy Corp.-Atlanta Division

           Statements of Operations and Shareholder's Net Investment


                                                                     YEAR ENDED MAY 31
                                                      1998                 1997                  1996
                                             ---------------------------------------------------------------
                                                                      (In Thousands)
Revenues:
 Sales                                                  $2,235,897           $3,060,057           $2,935,442
 Product costs and direct operating expenses             2,181,819            3,014,730            2,916,498
                                             ---------------------------------------------------------------
Operating margin                                            54,078               45,327               18,944


Expenses:
 Administrative and general                                 12,996               12,398               12,733
 Interest and financing costs                               10,800                6,112                8,515
 Depreciation and amortization                               3,070                3,507                3,442
                                             ---------------------------------------------------------------
                                                            26,866               22,017               24,690
                                             ---------------------------------------------------------------

Income (loss) before income taxes                           27,212               23,310               (5,746)

Income tax expense (benefit)                                10,585                9,067               (2,235)
                                             ---------------------------------------------------------------
Net income (loss)                                       $   16,627           $   14,243           $   (3,511)
                                             ===============================================================




Shareholder's net investment at beginning of
  year (Note 1)                                         $  117,063           $   85,037           $   98,414

Net income (loss)                                           16,627               14,243               (3,511)
Funding from (repayments to) Parent, net                    91,447               17,783               (9,866)
                                             ---------------------------------------------------------------
Shareholder's net investment at
   end of year                                          $  225,137           $  117,063           $   85,037
                                             ===============================================================



See accompanying notes.

                  Louis Dreyfus Energy Corp.-Atlanta Division

                           Statements of Cash Flows

                                                                                YEAR ENDED MAY 31
                                                                  1998                 1997                 1996
                                                        ---------------------------------------------------------------
                                                                                 (In Thousands)
OPERATING ACTIVITIES
Net income (loss)                                               $  16,627             $ 14,243             $ (3,511)
Adjustments to reconcile net income (loss) to net cash
 (used in) provided by operating activities:
   Depreciation                                                     3,070                3,507                3,442
   Deferred income taxes                                               88                2,411               (2,235)
   Changes in operating assets and liabilities:
     Inventories                                                 (117,381)             (58,432)              32,741
     Trade accounts receivable                                    (14,925)              24,312              (19,404)
     Prepaid expenses and other                                    (2,452)                (127)                 312
     Trade accounts payable                                         7,005              (15,425)              11,539
     Excise taxes payable                                          24,360                9,827              (10,305)
     Other accrued liabilities                                     (1,391)               3,373                 (248)
                                                        ---------------------------------------------------------------
Net cash (used in) provided by operating
 activities                                                       (84,999)             (16,311)              12,331
INVESTING ACTIVITIES
Purchases of property, plant and equipment                         (6,705)              (2,943)              (3,097)
Proceeds from sale of fixed assets                                      -                  441                5,243
                                                        ---------------------------------------------------------------
Net cash used in (provided by) investing
 activities                                                        (6,705)              (2,502)               2,146
FINANCING ACTIVITIES
Funding from (repayments to) Parent, net                           91,447               17,783               (9,866)
                                                        ---------------------------------------------------------------
Net cash provided by (used in) financing activities                91,447               17,783               (9,866)
Increase (decrease) in cash and cash equivalents                     (257)              (1,030)               4,611
Cash and cash equivalents at beginning of year (Note 1)             4,085                5,115                  504
                                                        ---------------------------------------------------------------
Cash and cash equivalents at end of year                        $   3,828             $  4,085             $  5,115
                                                        ===============================================================

See accompanying notes.

                   Louis Dreyfus Energy Corp.-Atlanta Division

                         Notes to Financial Statements

                                  May 31, 1998


1. BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS

The Atlanta division of Louis Dreyfus Energy Corporation (the "Division") is engaged in the refined petroleum products, terminaling, storage, supply and distribution business. The Division owns and operates 24 refined petroleum products terminaling and storage facilities located in 9 states with combined tank storage capacity of 4,309,000 barrels. The Division utilizes these facilities to market and distribute refined petroleum products to producers, refiners, distributors and end users of petroleum products. The Division also utilizes common carrier pipelines and third party owned petroleum products terminaling and storage facilities to distribute and market petroleum products.

CHANGE IN REPORTING ENTITY

On September 13, 1998, Louis Dreyfus Corporation ("Parent" or "LDC") signed a definitive agreement to sell the stock of Louis Dreyfus Energy Corp. ("LDEC") to TransMontaigne Inc. LDEC is a wholly-owned subsidiary of LDC, whose ultimate U.S. parent is Louis Dreyfus Holding Company, Inc. ("LDHC"). LDHC is a wholly-owned subsidiary of Societe Anonyme Louis Dreyfus & Cie., Paris. Certain assets of LDEC will be transferred to the Parent in a spin-off prior to the closing of the transaction. TransMontaigne Inc. will acquire only the refined petroleum products, terminaling and supply and distribution business (referred to as the Atlanta division) of LDEC. As a result of the spin-off, the accompanying financial statements were restated to present the financial statements of the Atlanta Division as a separate reporting entity.

BASIS OF PRESENTATION

The accompanying financial statements have been prepared from the historical accounting records of the Atlanta division of LDEC. As noted above, the Division was not previously a separate legal entity and, accordingly, the balance sheets and statements of operations and shareholder's net investment reflect shareholders net investment which includes amounts owed to the Parent, contributed capital and retained earnings.

INVENTORIES

Inventories of refined petroleum products are valued at market. Undelivered purchase and sale commitments are marked to market, and the resulting unrealized gains or losses are recognized in income. Inventory due from third parties under exchange agreements is included in inventory and recorded at market.
Adjustments resulting from changes in current replacement cost for refined products due to or from third parties under exchange agreements are reflected in cost of products sold.


                                                            1998                1997
                                                 ----------------------------------------
                                                            (In Thousands)
  Refined petroleum products                               $143,002            $ 95,830
  Refined petroleum products due from (to)
    third parties under exchange agreements                   9,794             (20,432)
  Unrealized gain on open contracts                          44,699               4,684
  Other                                                         330                 362
                                                 ----------------------------------------
                                                           $197,825            $ 80,444
                                                 ========================================

The Division's refined petroleum products inventory consists primarily of gasoline and distillates. A portion of this inventory represents line fill and tank bottoms which are required for operating balances in the conduct of the Division daily supply and distribution activities and are maintained both in tanks owned by Louis Dreyfus Energy Corp. and tanks and pipelines owned by third parties.

FUTURES AND OPTION CONTRACTS

The Division enters into futures and option contracts to hedge inventories and undelivered purchase and sale commitments. Futures and option contracts are valued at market, and the resulting unrealized gains and losses are recognized in income.

INCOME TAXES

The Division's operations are included in the Federal and certain state income tax returns of LDHC. Income tax provisions are based on income taxes currently payable and on income taxes deferred because of temporary differences between the tax and financial statement bases of assets and liabilities. Income tax provisions have been presented on a separate-company basis for the Division for purposes of financial statement presentation.

INVENTORY MANAGEMENT

The Division manages the risk associated with fluctuations in the price of refined petroleum products inventory and purchase and sales commitments, and enters into futures contracts which are designated as hedges of the products purchased or sold. The Division also engages in the trading of futures contracts. Gains and losses from these trading activities are recognized as incurred.

The Division's Risk and Product Management Committee reviews the total inventory position on a weekly basis in order to ensure compliance with the Division's inventory management policies, including all hedging and trading activities.
The Division has adopted policies which govern the extent to which its net inventory position is subject to price risk.

In connection with its marketing and distribution activities, the Division had outstanding contracts to sell approximately 22,419,000 barrels of product and contracts to purchase approximately 8,153,000 barrels of product at May 31, 1998, and outstanding contracts to sell approximately 17,281,000 barrels of product and contracts to purchase approximately 3,806,000 barrels of product at May 31, 1997. The net unrealized gains relating to such contracts of approximately $41,298,000 at May 31, 1998 and $5,341,000 at May 31, 1997 have been included in operating results. Net losses on futures contracts of approximately $3,051,000 for the year ended May 31, 1998, net gains of approximately $31,166,000 for the year ended May 31, 1997 and net losses of approximately $20,177,000 for the year ended May 31, 1996 have been included in product costs in the accompanying statements of operations.

Product futures contracts are traded on the New York Mercantile Exchange (NYMEX). The change in market value of NYMEX-traded futures contracts requires daily cash settlements in margin accounts. NYMEX future contracts are guaranteed by the NYMEX and have nominal credit risk. The Division is exposed to credit risk in the event the counterparties to other third party agreements are not able to perform their contractual obligations.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are stated at cost. Upon retirement or sale of fixed assets, their net book values are removed from the accounts and any gains or losses are recognized in income. Expenditures for maintenance and repairs are charged to expense and renewals and improvements are capitalized.

Depreciation is calculated principally using the straight-line method over the estimated useful lives of the assets. The useful lives used for computation of depreciation range from 3 to 31.5 years.

CASH EQUIVALENTS

The Division considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Actual results could differ from those estimates.

The Division engages in price risk management activities, principally for hedging purposes. Activities for hedging purposes are accounted for using the mark to market method. Under this method, changes in the value of market positions are recognized as a gain or loss in the period of change. The market prices used to value these transactions reflect management's best estimate considering various factors including closing exchange and over-the-counter quotations, parity differentials and time value and volatility factors underlying the commitments. The values are adjusted to reflect the potential impact of liquidating the Division's position in the ordinary course of business over a reasonable period of time under present market conditions.

ENVIRONMENTAL COSTS

Expenditures for ongoing compliance with environmental regulations that relate to current operations are expensed or capitalized as appropriate in accordance with generally accepted accounting principles. Expenditures that relate to an existing condition caused by past operations, which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments indicate that remediation efforts are probable and the costs can be reasonably estimated. Estimates of liability are based upon current laws and regulations. The estimation process includes review of current remediation technology and current laws and regulations. The estimation process includes review of prior remediation costs, other companies' remediation experience and information available from regulatory agencies. Liabilities are subject to future revision based on actual costs, technological advances, regulatory rulings or other new circumstances. These liabilities are recorded at their undiscounted amounts.

2. INCOME TAXES

The provision (benefit) for income taxes for years ended May 31 consists of (in thousands):

                                         1998             1997              1996
                                  ---------------------------------------------------

Current federal income taxes                $ 8,878           $5,629  $             -
Current state income taxes                    1,619            1,027                -
Deferred federal income taxes                    74            2,039           (1,890)
Deferred state income taxes                      14              372             (345)
                                  ---------------------------------------------------
Income tax expense (benefit)                $10,585           $9,067          $(2,235)
                                  ===================================================

The Division's effective tax rate differs from the statutory rate of 35% due to state taxes.

At May 31, 1998 and 1997, temporary differences that give rise to the deferred tax liabilities consist of accruals relating to environmental regulatory compliance.

3. FINANCIAL INSTRUMENTS AND CONCENTRATIONS OF CREDIT RISK

DERIVATIVE FINANCIAL INSTRUMENTS

In the normal course of operations, the Division enters into various contractual commitments involving forward settlement, including commodity swap contracts ("swaps"). Swaps are held for trading purposes and function as hedges of commodity trading positions. These swaps are accounted for at market value and the related unrealized gains and losses are recognized in income currently.

A summary of the Division's swaps follows (in thousands). Amounts have been netted only to the extent that they could be offset under agreements with various counterparties:

                                             FAIR VALUE AT MAY 31
                                           1998                1997
                                    ----------------------------------------

  Assets                                $ 1,494              $   703
  Liabilities                             2,059                1,226


                                           NOTIONAL AMOUNT AT MAY 31
                                           1998                1997
                                    ----------------------------------------

  Commitments to Purchase               $     -              $12,507
  Commitments to Sell                    42,303                  591


The aforementioned notional values do not measure the Division's risk of loss but rather indicate the relative size of derivative financial instrument positions and are used in the calculation of the amounts to be exchanged between the counterparties upon settlement. The Division's credit exposure from derivative financial instruments held for trading purposes is limited to the current fair value of contracts with a positive fair value.

Contractual commitments are subject to various risks including market value fluctuations and counterparty credit and liquidity risk. The Division has established procedures to continually monitor this exposure and to minimize credit risk, including the establishment and monitoring of credit limits, margin requirements, master netting arrangements, letters of credit and other guarantees.

FAIR VALUE OF FINANCIAL INSTRUMENTS

All financial instruments are reflected in the accompanying balance sheet at amounts which approximate fair market value. Fair market value is determined principally using quoted market prices.

CONCENTRATIONS OF CREDIT RISK

The Division is engaged in the business of terminaling, storing, marketing and distributing refined petroleum products. Accordingly, a substantial portion of the Division's trade receivables are with other petroleum products refining, marketing and distribution companies. There is no significant concentration of credit risk with any one counterparty. All of the Division's non-affiliate trade receivables are with domestic companies. Margin deposits are provided by the Parent and consist of U.S. treasury bills which are on deposit with two brokers, one of which is an affiliate, holding such deposits in a custodial capacity.

LIQUIDITY RISK

Liquidity risk arises in the general funding of the Division's commodity trading activities and in the management of forward positions. It includes both the risk of being unable to fund the Division's portfolio of assets at appropriate maturities and rates, and the risk of being unable to liquidate a position in a timely manner at a reasonable price.

Management of the Division's liquidity profile is designed to ensure that even under adverse conditions, the Division has access to the funds necessary to cover maturing liabilities. These funds are provided by the Parent and include interest-bearing and noninterest-bearing deposits, trading account liabilities, and borrowing arrangements with financial institutions. The liquidity of trading asset inventories is monitored continuously.

4. LIMITATIONS

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature, involve uncertainties and matters of significant judgment and cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

5. COMMITMENTS AND CONTINGENCIES

At May 31, 1998, the Division had future minimum lease payments under non-cancelable operating leases with initial or remaining terms of more than one year as follows: 1999 - $900,000; 2000 - $800,000; 2001 - $600,000; 2002 -
$600,000; 2003 - $600,000 and thereafter - $2,800,000.

Rental expense for the years ended May 31, 1998, 1997 and 1996 was approximately $810,000, $567,000 and $510,000, respectively.

There are various claims asserted against and by the Division which in the opinion of house counsel, based on a review of the present stages of such claims in the aggregate, should not have a material effect on the Company's financial condition.

6. RELATED PARTY TRANSACTIONS

The operations of the Division are wholly financed by the Parent and all cash flow generated by or cash requirements of the Division are remitted to (or received from) the Parent on a daily basis. The Parent charged interest to the Division based upon the daily net intercompany balance using interest rates of approximately 6.8%, 6.7%, and 6.9% for the fiscal years ended May 31, 1998, 1997, and 1996, respectively.

The Parent provides services to the Division, including treasury, tax, financial reporting, legal, payroll and information technology. These charges are based upon the direct cost of the transactions processed or the number of employees. The accompanying financial statements include all charges incurred by the Parent which the Division would incur as an unaffiliated entity.

Management believes that the basis used for allocating costs for these services is reasonable. However, the terms of these transactions may differ from terms negotiated with an unrelated party; and as a result, the accompanying financial statements may not be indicative of results that would have been achieved had the Division been operated as an unaffiliated entity.

Certain employees of the Division are eligible for employee benefits under a deferred compensation plan, a defined benefit pension plan, and an unfunded postretirement plan sponsored by the Parent. The postretirement plan provides medical, dental and life insurance benefits. The Parent charges the Division costs for these benefits based upon the Company's calculated portion of the obligations under these plans. Expenses related to these employee benefits were approximately $1,500,000, $890,000, and $960,000 for the years ended May 31, 1998, 1997 and 1996, respectively.

7. YEAR 2000 DISCLOSURE (UNAUDITED)

A limited number of the Division's computer programs were written using two digits rather than four to define the applicable year. As a result, those computer programs have time-sensitive software that recognize a date using "00" as the year 1900 rather than the year 2000. This could cause a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

The Division is implementing an assessment and remediation program. Management has identified the components and assessed its Year 2000 readiness programs adequate. The total Year 2000 project cost for LDEC is estimated to be less than $50,000 and will be expensed as incurred. As of May 31, 1998, $32,000 of expense has been recognized.

The project is estimated to be completed no later than December 31, 1998, which is prior to any anticipated impact on its operating systems. The Division plans to implement modifications to existing software, upgrades to new software versions and planned abandonment of unneeded programs in order that the Year 2000 Issue will not pose significant operational problems for its computer systems.

The costs of the project and the date on which the Division believes it will complete the Year 2000 modifications are based on management's best estimates, which were derived utilizing numerous assumptions of future events, including the continued availability of certain resources and other factors. However, there can be no guarantee that these estimates will be achieved, and actual results could differ materially from those anticipated. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer codes and similar uncertainties.

The Division is currently assessing the impact of the Year 2000 Issue on its other equipment and on its supplier relationships. This assessment is expected to be completed by December 31, 1998, and it is anticipated that any remediation necessary will be completed in 1999.

8. SUBSEQUENT EVENTS

On September 13, 1998, LDC signed a definitive agreement to sell the stock of LDEC to TransMontaigne Inc., a publicly held company, for total consideration of approximately $161 million plus working capital as of the closing date. The consideration will consist of cash and 4.5 million shares of TransMontaigne Inc. common stock. The transaction is expected to close on October 30, 1998. The Division's balance sheet as of May 31, 1998, statement of operations and cash flows for the year ended May 31, 1998 do not reflect any adjustments for this transaction.

LOUIS DREYFUS ENERGY CORP. - ATLANTA DIVISION
CONDENSED BALANCE SHEETS
AUGUST 31, 1998 AND MAY 31, 1998 (UNAUDITED)

---------------------------------------------------------------------------------------------------------------------------



ASSETS                                                                    August 31, 1998                May 31, 1998
------                                                               --------------------------      ----------------------
Current assets:
     Cash and cash equivalents                                       $                9,460,000                   3,828,000
     Trade accounts receivable                                                       71,654,000                  76,937,000
     Inventories                                                                    213,638,000                 197,825,000
     Prepaid expenses and other                                                       1,663,000                   2,725,000
                                                                     --------------------------      ----------------------
                                                                                    296,415,000                 281,315,000
                                                                     --------------------------      ----------------------

Property, plant and equipment:
     Land                                                                             2,543,000                   2,543,000
     Plant and equipment                                                             47,236,000                  46,276,000
     Accumulated depreciation                                                       (17,802,000)                (17,068,000)
                                                                     --------------------------      ----------------------
                                                                                     31,977,000                  31,751,000
                                                                     --------------------------      ----------------------

                                                                     $              328,392,000                 313,066,000
                                                                     ==========================      ======================
LIABILITIES AND STOCKHOLDER'S NET INVESTMENT
--------------------------------------------

Current liabilities:
     Trade accounts payable                                          $               46,002,000                  50,915,000
     Excise taxes payable                                                            64,862,000                  29,309,000
     Deferred income taxes                                                              110,000                     110,000
     Other accrued liabilities                                                        2,130,000                   7,595,000
                                                                     --------------------------      ----------------------
                                                                                    113,104,000                  87,929,000


Stockholder's net investment                                                        215,288,000                 225,137,000
                                                                     --------------------------      ----------------------

                                                                     $              328,392,000                 313,066,000
                                                                     ==========================      ======================

See accompanying notes to condensed financial statements.

LOUIS DREYFUS ENERGY CORP. - ATLANTA DIVISION
CONDENSED STATEMENTS OF OPERATIONS
THREE MONTHS ENDED AUGUST 31, 1998 AND AUGUST 31, 1997 (UNAUDITED)

---------------------------------------------------------------------------------------------------------------------------

                                                                           August 31, 1998                August 31, 1997
                                                                     -------------------------       ----------------------
Revenues:
     Sales                                                           $             649,443,000                  456,293,000

Costs and expenses:
     Product costs and direct
          operating expenses                                                       638,022,000                  438,987,000
   General and administrative                                                        2,234,000                    2,554,000
   Depreciation and amortization                                                       739,000                      812,000
                                                                     -------------------------       ----------------------
                                                                                   640,995,000                  442,353,000
                                                                     -------------------------       ----------------------

            Operating income                                                         8,448,000                   13,940,000

Interest expense                                                                     3,480,000                    1,916,000
                                                                     -------------------------       ----------------------

            Earnings before income taxes                                             4,968,000                   12,024,000

Income tax expense                                                                   1,888,000                    4,569,000
                                                                     -------------------------       ----------------------
            Net earnings                                             $               3,080,000                    7,455,000
                                                                     =========================       ======================


See accompanying notes to condensed financial statements.

LOUIS DREYFUS ENERGY CORP. - ATLANTA DIVISION
CONDENSED STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED AUGUST 31, 1998 AND AUGUST 31, 1997 (UNAUDITED)

--------------------------------------------------------------------------------------------------------------

                                                                           August 31, 1998     August 31, 1997
                                                                         -----------------   -----------------
Cash flows from operating activities:
  Net earnings                                                           $       3,080,000           7,455,000
  Adjustments to reconcile net earnings to net
   cash provided by operating activities:
    Depreciation and amortization                                                  739,000             812,000
    Changes in operating assets and liabilities:
            Trade accounts receivable                                            5,283,000          (1,044,000)
            Inventories                                                        (15,813,000)        (11,298,000)
            Prepaid expenses and other                                           1,062,000            (451,000)
            Trade accounts payable                                              (4,914,000)         (3,878,000)
            Excise taxes payable and other
               accrued liabilities                                              30,088,000          (1,019,000)
                                                                         -----------------   -----------------
                     Net cash provided (used) by
                        operating activities                                    19,525,000          (9,423,000)
                                                                         -----------------   -----------------
Cash flows from investing activities:
 Purchases of property, plant and equipment                                       (964,000)         (1,862,000)
                                                                         -----------------   -----------------
                     Net cash (used) by
                        investing activities                                      (964,000)         (1,862,000)
                                                                         -----------------   -----------------
Cash flows from financing activities:
 Funding from (repayments to) Parent, net                                      (12,929,000)          9,459,000
                                                                         -----------------   -----------------
                     Net cash provided (used) by
                         financing activities                                  (12,929,000)          9,459,000
                                                                         -----------------   -----------------
                     Increase (decrease) in cash and
                          cash equivalents                                       5,632,000          (1,826,000)

Cash and cash equivalents at beginning of period                                 3,828,000           4,085,000
                                                                         -----------------   -----------------

Cash and cash equivalents at end of period                               $       9,460,000           2,259,000
                                                                         =================   =================


See accompanying notes to condensed financial statements.

                  Louis Dreyfus Energy Corp.-Atlanta Division

                    Notes to Condensed Financial Statements

                                August 31, 1998


1. BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS

The Atlanta Division of Louis Dreyfus Energy Corporation (the "Atlanta Division") is engaged in the refined petroleum products, terminaling, storage, supply and distribution business. The Atlanta Division owns and operates 24 refined petroleum products terminaling and storage facilities located in 9 states with combined tank storage capacity of 4,309,000 barrels. The Atlanta Division utilizes these facilities to market and distribute refined petroleum products to producers, refiners, distributors and end users of petroleum products. The Atlanta Division also utilizes common carrier pipelines and third party owned petroleum products terminaling and storage facilities to distribute and market petroleum products.

CHANGE IN REPORTING ENTITY

On September 13, 1998, Louis Dreyfus Corporation ("LDC") signed a definitive agreement to sell the stock of Louis Dreyfus Energy Corp. ("LDEC") to TransMontaigne Inc. ("TransMontaigne"). LDEC is a wholly-owned subsidiary of LDC, whose ultimate U.S. parent is Louis Dreyfus Holding Company, Inc. ("LDHC"). LDHC is a wholly-owned subsidiary of Societe Anonyme Louis Dreyfus & Cie., Paris. Certain assets of LDEC will be transferred to LDC in a spin-off prior to the closing of the transaction. TransMontaigne will acquire only the refined petroleum products, terminaling and supply and distribution business of the Atlanta Division of LDEC. As a result of the spin-off, the accompanying condensed financial statements are presented as the financial statements of the Atlanta Division as a separate reporting entity.

BASIS OF PRESENTATION

The accompanying condensed financial statements have been prepared from the historical accounting records of the Atlanta Division of LDEC. As noted above, the Atlanta Division was not previously a separate legal entity and, accordingly, the balance sheets and statements of operations and shareholder's net investment reflect shareholders net investment which includes amounts owed to LDC, contributed capital and retained earnings.

2. SUBSEQUENT EVENTS

On September 13, 1998, LDC signed a definitive agreement to sell the stock of LDEC to TransMontaigne, a publicly held company, for total consideration of $161 million plus working capital as of the closing date. The consideration will consist of cash and 4.5 million shares of TransMontaigne common stock. The transaction closed on October 30, 1998. The Atlanta Division's balance sheet as of August 31, 1998, and statement of operations for the three months ended August 31, 1998 do not reflect any adjustments for this transaction.

     ITEM 7(b)   CONDENSED COMBINED PRO FORMA FINANICAL
                 INFORMATION

     INTRODUCTION

     On October 30, 1998, TransMontaigne, through a wholly-owned subsidiary, acquired all of the issued and outstanding capital stock of Louis Dreyfus Energy Corp. - Atlanta Division ("LDEC") from Louis Dreyfus Corporation ("LDC") for approximately $161,000,000, including $100,565,000 in cash and 4,500,000 shares of TransMontaigne common stock. The $13.43 price per share of TransMontaigne common stock set forth in the Stock Purchase Agreement dated September 13, 1998 between TransMontaigne and LDC was calculated based upon the average of the last daily sale prices of TransMontaigne common stock (as reported by the Wall Street Journal) for the twenty
                                      -------------------
     consecutive trading days commencing on the thirtieth trading day prior to the closing date of the transaction. In addition, TransMontaigne paid approximately $192,492,000 for the net working capital of LDEC as of October 30, 1998. The acquisition included twenty-four refined petroleum products terminals and storage facilities. The purchase price was established in arms-length negotiation between the managements of TransMontaigne and LDC. The cash component of the purchase price and the payment for net working capital acquired were funded by an advance from TransMontaigne's $500,000,000 credit facility. The acquisition has been accounted for using the purchase method of accounting.

     The accompanying unaudited condensed combined pro forma balance sheet as of September 30, 1998 assumes that the acquisition of LDEC and related property occurred on September 30, 1998 and reflects the historical consolidated balance sheet of TransMontaigne at that date giving pro forma effect to the acquisition of LDEC and related property.

     The accompanying unaudited condensed combined pro forma statements of operations for the three months ended September 30, 1998 and the year ended April 30, 1998 assume that the acquisition of LDEC and related property occurred as of May 1, 1997 and combines the historical results of operations of TransMontaigne for the three months ended September 30, 1998 and the twelve months ended April 30, 1998 with the operations of LDEC for the three months ended August 31, 1998 and the twelve months ended May 31, 1998, respectively. The operations for TransMontaigne during the transition period from May 1, 1998 to June 30, 1998 are not included in the accompanying pro forma information. Revenues and the net loss for such period were $315,533,000 and $2,663,000, respectively.

     The accompanying pro forma information should be read in conjunction with the related historical financial information and is not necessarily indicative of the results which would actually have occurred had this transaction been consummated on the dates or for the periods indicated, or which may occur in the future.

TRANSMONTAIGNE INC. AND SUBSIDIARIES
CONDENSED COMBINED PRO FORMA BALANCE SHEET
SEPTEMBER 30, 1998 (UNAUDITED)

----------------------------------------------------------------------------------------------------------------------
                                                                                                           Condensed
                                          TransMontaigne            LDEC                                   Combined
                                            historical           historical         Pro forma              Pro Forma
Assets                                  September 30,1998     August 31, 1998      Adjustments          TransMontaigne
------                                 ------------------     ---------------      -----------         ---------------
Current assets:
     Cash and cash equivalents         $       68,511,000           9,460,000      303,057,000     (1)      87,152,000
                                                                                  (283,876,000)    (2)
                                                                                   (10,000,000)    (3)
     Trade accounts receivable                 41,688,000          71,654,000                -             113,342,000
     Inventories                               70,407,000         213,638,000                -             284,045,000
     Prepaid expenses and other                 2,785,000           1,663,000                -               4,448,000
                                       ------------------     ---------------      -----------         ---------------
                                              183,391,000         296,415,000        9,181,000             488,987,000
                                       ------------------     ---------------      -----------         ---------------

Property, plant and equipment, net            188,460,000          31,977,000      129,023,000     (2)     349,460,000
Investments and other assets                   45,032,000                   -       10,000,000     (3)      55,032,000

                                       ------------------     ---------------      -----------         ---------------
                                       $      416,883,000         328,392,000      148,204,000             893,479,000
                                       ==================     ===============      ===========         ===============
LIABILITIES AND STOCKHOLDERS' EQUITY
-----------------------------------
Current liabilities:
     Trade accounts payable            $       33,111,000          46,002,000                -              79,113,000
     Inventory due under exchange
          agreements                            4,765,000                   -                -               4,765,000
     Excise taxes payable                      44,439,000          64,862,000                -             109,301,000
     Other accrued liabilities                  6,683,000           2,240,000                -               8,923,000
                                       ------------------     ---------------      -----------         ---------------
                                               88,998,000         113,104,000                -             202,102,000
                                       ------------------     ---------------      -----------         ---------------

Long-term debt                                179,859,000                   -      303,057,000     (1)     482,916,000
Deferred tax liabilities, net                     542,000                   -                -                 542,000
Stockholder's net investment                                      215,288,000     (215,288,000)    (2)               -
Stockholders' equity:
     Common Stock                                 260,000                   -           45,000     (2)         305,000
     Capital in excess of par value           137,044,000                   -       60,390,000     (2)     197,434,000
     Unearned compensation                       (688,000)                  -                -                (688,000)
     Retained earnings                         10,868,000                   -                -              10,868,000
                                       ------------------     ---------------      -----------         ---------------
                                              147,484,000                   -       60,435,000             207,919,000
                                       ------------------     ---------------      -----------         ---------------
                                       $      416,883,000         328,392,000     (148,204,000)            893,479,000
                                       ==================     ===============      ===========         ===============

See accompanying notes to condensed combined pro forma financial statements.

TRANSMONTAIGNE INC. AND SUBSIDIARIES
CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS
THREE MONTHS ENDED SEPTEMBER 30, 1998 AND AUGUST 31, 1998 (UNAUDITED)

------------------------------------------------------------------------------------------------------------------------------------

                                                                                       Pro forma adjustments
                                                                                   ---------------------------
                                   TransMontaigne                 LDEC                                               Condensed
                                     historical                historical                                            Combined
                                 three months ended        three months ended                                        Pro Forma
                                 September 30,1998          August 31, 1998             Debit       Credit          TransMontaigne
                             -----------------------     ----------------------      -----------  ----------      -----------------
Revenues:
     Product sales,
      pipeline tariffs,
      terminal and
      storage fees and
      natural gas
      gathering and
      processing fees        $           463,121,000                649,443,000                -           -          1,112,564,000

Costs and expenses:
     Product costs and
      direct operating
      expenses                           449,989,000                638,022,000                -           -          1,088,011,000
     General and
      administrative                       4,768,000                  2,234,000                -     360,000  (7)         6,642,000
     Depreciation and
      amortization                         2,793,000                    739,000   (5)  2,151,000           -              5,683,000
                             -----------------------     ----------------------      -----------  ----------      -----------------

                                         457,550,000                640,995,000        2,151,000     360,000          1,100,336,000
                             -----------------------     ----------------------      -----------  ----------      -----------------

     Operating income                      5,571,000                  8,448,000        2,151,000     360,000             12,228,000

Other income (expenses):
     Interest income                         377,000                          -                -           -                377,000
     Interest expense                     (2,475,000)                (3,480,000)  (4)  1,331,000           -             (7,286,000)
     Other financing costs                  (209,000)                         -   (6)    500,000           -               (709,000)
                             -----------------------     ----------------------      -----------  ----------      -----------------

                                          (2,307,000)                (3,480,000)       1,831,000           -             (7,618,000)
                             -----------------------     ----------------------      -----------  ----------      -----------------

     Earnings before
      income taxes                         3,264,000                  4,968,000        3,982,000     360,000              4,610,000

Income tax expense                         1,240,000                  1,888,000                -   1,376,000 (8)          1,752,000
                             -----------------------     ----------------------      -----------  ----------      -----------------

     Net earnings            $             2,024,000                  3,080,000        3,982,000   1,736,000              2,858,000
                             =======================     ======================      ===========  ==========      =================

    Weighted average
     common shares
     outstanding:
         Basic                            25,962,991                                   4,500,000                        30,462,991
                             =======================                                 ===========                  ================
         Diluted                          26,679,236                                   4,500,000                        31,179,236
                             =======================                                 ===========                  ================


     Earnings per common
      share:
         Basic               $                  0.08                                                                          0.09
                             =======================                                                              ================
         Diluted             $                  0.08                                                                          0.09
                             =======================                                                             =================

See accompanying notes to condensed combined pro forma financial statements.

TRANSMONTAIGNE INC. AND SUBSIDIARIES
CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS
YEAR ENDED APRIL 30, 1998 AND MAY 31, 1998 (UNAUDITED)

--------------------------------------------------------------------------------------------------------------------


                                                                        Pro forma adjustments
                                                                    ---------------------------
                               TransMontaigne          LDEC                                               Condensed
                                 historical         historical                                            Combined
                                 year ended         year ended                                            Pro Forma
                               April 30, 1998      May 31, 1998          Debit         Credit           TransMontaigne
                             ------------------  ----------------     ------------  --------------    -----------------
Revenues:
  Product sales,
   pipeline tariffs,
   terminal and storage
   fees and natural gas
   gathering and
   processing fees            $   1,967,507,000     2,235,897,000                                         4,203,404,000

Costs and expenses:
  Product costs and direct
   operating expenses             1,926,256,000     2,181,819,000                                         4,108,075,000
  General and administrative         13,541,000        12,996,000                        4,200,000 (7)       22,337,000
  Depreciation and
   amortization                       8,475,000         3,070,000 (5)    8,602,000                           20,147,000
                             ------------------  ----------------     ------------  --------------    -----------------
                                  1,948,272,000     2,197,885,000        8,602,000       4,200,000        4,150,559,000
                             ------------------  ----------------     ------------  --------------    -----------------

  Operating income                   19,235,000        38,012,000        8,602,000       4,200,000           52,845,000

Other income (expenses)
  Interest income                     2,059,000                 -                                             2,059,000
  Interest expense                   (7,591,000)      (10,800,000) (4)   8,459,000                          (26,850,000)
  Other financing costs                (572,000)                -  (6)   2,000,000                           (2,572,000)
                             ------------------  ----------------     ------------  --------------    -----------------

                                     (6,104,000)      (10,800,000)      10,459,000               -          (27,363,000)
                             ------------------  ----------------     ------------  --------------    -----------------

  Earnings before income
    taxes                            13,131,000        27,212,000       19,061,000       4,200,000           25,482,000

Income tax expense (benefit)          5,493,000        10,585,000                        6,395,000 (8)        9,683,000
                             ------------------  ----------------     ------------  --------------    -----------------

  Net earnings               $        7,638,000        16,627,000       19,061,000      10,595,000           15,799,000
                             ==================  ================     ============  ==============    =================

  Weighted average
   common shares outstanding:
        Basic                        25,886,737                          4,500,000                           30,386,737
                             ==================                       ============                    =================
        Diluted                      26,679,503                          4,500,000                           31,179,503
                             ==================                       ============                    =================

  Earnings per common share:
        Basic                $             0.30                                                                    0.52
                             ==================                                                        ================
        Diluted              $             0.29                                                                    0.51
                             ==================                                                        ================

See accompanying notes to condensed combined pro forma financial statements.

TRANSMONTAIGNE INC. AND SUBSIDIARIES
NOTES TO CONDENSED COMBINED PRO FORMA FINANCIAL STATEMENTS

BASIS OF PRESENTATION

On October 30, 1998, TransMontaigne, through a wholly-owned subsidiary, acquired all of the issued and outstanding capital stock of LDEC from LDC for approximately $161,000,000, including $100,565,000 in cash and 4,500,000 shares of TransMontaigne common stock. The $13.43 price per share of TransMontaigne common stock set forth in the Stock Purchase Agreement dated September 13, 1998 between TransMontaigne and LDC was calculated based upon the average of the last daily sale prices of TransMontaigne common stock (as reported by Wall Street
                                                                 -----------
Journal) for the twenty consecutive trading days commencing on the thirtieth
-------
trading day prior to the closing date of the transaction. In addition, TransMontaigne paid approximately $192,492,000 for the net working capital of LDEC as of October 30, 1998. The acquisition included twenty-four refined petroleum products terminals and storage facilities. The purchase price was established in arms-length negotiation between the managements of TransMontaigne and LDC. The cash component of the purchase price and the payment for net working capital acquired were funded by an advance from TransMontaigne's $500,000,000 credit facility. The acquisition has been accounted for using the purchase method of accounting.

The condensed combined pro forma financial statements include preliminary allocations of the aggregate purchase price to the assets acquired and liabilities assumed based on estimated fair values. Purchase accounting adjustments necessary to allocate the aggregate purchase price remain subject to change and depreciation and amortization expense reflected in the TransMontaigne financial statements may vary from the pro forma information.

The condensed combined pro forma balance sheet includes pro forma adjustments to give effect to the acquisition of LDEC as of September 30, 1998. The condensed combined pro forma statements of operations include the historical revenue and expenses of LDEC for the respective periods presented and adjustments for the pro forma effects of the acquisition.

PRO FORMA ADJUSTMENTS

The following pro forma adjustments have been made to the balance sheet of TransMontaigne at September 30, 1998 and to the statements of operations for the three months ended September 30, 1998 and for the year ended April 30, 1998:

1. To record the proceeds from borrowings under the TransMontaigne credit facility.
2. To record the acquisition of the LDEC assets and liabilities by TransMontaigne.
3. To record financing costs related to the expanded TransMontaigne credit facility.
4. To record interest expense, at an assumed annual rate of 6.35%, on the debt incurred to finance the LDEC acquisition.
5. To record additional depreciation expense relating to the LDEC property, plant and equipment acquired.
6. To record amortization of financing costs related to the expanded TransMontaigne credit facility.
7. To adjust non-recurring LDEC general and administrative expense relating to executive incentive compensation and employee benefits plans which will be discontinued.
8. To record the income tax effects of the pro forma adjustments at an assumed tax rate of 38%.

SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, TransMontaigne has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  4 January 1999               TRANSMONTAIGNE INC.


                                    By: /s/ Richard E. Gathright
                                        ---------------------------
                                        Richard E. Gathright
                                        President